EXCESS BENEFIT AGREEMENT

         This Excess Benefit  Agreement (the  "Agreement"),  effective as of the
28th day of February, 1996, formalizes the understanding by and between First Federal Savings Bank of Marion (the "Bank"), a federally chartered savings bank, and John M. Dalton, hereinafter referred to as "Executive".

                                   WITNESSETH:
         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executive and wishes to encourage continued employment; and

         WHEREAS, the Bank wishes to provide the Executive with retirement benefits to which he would otherwise be entitled under the Bank's tax-qualified pension plan but for the changes made to Section 401(a)(17) of the Code by the Omnibus Budget Reconciliation Act of 1993 ("OBRA `93") and to Section 415 of the Code by the General Agreement on Tariffs and Trade of `94 ("GATT `94"); and

         WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiaries after death; and

         WHEREAS, the Bank and the Executive intend this Agreement to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for such Executive, a member of a select group of management or a highly compensated employee of the Bank, for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the Bank has adopted this Excess Benefit Agreement which controls all issues relating to the Excess Benefit as described herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Excess Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate method which the Bank's Board of Directors may require in the exercise of its sole discretion.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3 "Bank" means First Federal Savings Bank of Marion and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit A of this Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5      "Benefit Age" means the Executive's sixty-fifth (65th) birthday.

1.6 "Benefit Eligibility Date" means the date on which the Executive is entitled to receive any benefit(s) pursuant to Subsection 2.1, 2.3 or
         2.4 of this Agreement. It shall be the first day of the month following the month in which the Executive attains his Benefit Age.

1.7 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.8      "Change in Control" of the Bank shall mean and include the following:

         (1) a Change in Control of a nature that would be required to be reported in response to Item 1 (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

         (2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4; or

         (3)      a Change in Control at such time as

                  (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty (20.0%) Percent or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of Directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

                  (ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

                  (iii)    merger,   consolidation,    or   sale   of   all   or
                           substantially  all of the assets of the Bank  occurs;
                           or

                  (iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

1.9 "Children" means all natural and adopted children of the Executive, and issue of any predeceased child or children.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Disability Benefit" means the monthly benefit payable to the Executive following a determination, in accordance with Subsection 2.6, that he is no longer able, properly and satisfactorily, to perform his duties as Executive.

1.12     "Effective Date" of this Agreement shall be February 28th, 1996.

1.13     "Estate" means the estate of the Executive.

1.14 "Excess Benefit" means an annual amount equal to Forty One Thousand Six Hundred Eighty One Dollars ($41,681.00).

1.15     "Interest   Factor"  means   monthly   compounding,   discounting,   or
         annuitizing as applicable, at Seven and 89/100th's Percent (7.89%) per annum.

1.16 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in equal monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty (180) months.

1.17 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.18 "Survivor's Benefit" means an annual amount equal to Forty One Thousand Six Hundred Eighty One Dollars ($41,681.00), payable to the Beneficiary in monthly installments throughout the Payout Period.

                                   SECTION II
                                    BENEFITS

2.1 Retirement Benefit. If the Executive is in service with the Bank until reaching his Benefit Age, the Executive shall be entitled to the Excess Benefit. Such benefit shall commence on the Executive's Benefit
         Eligibility Date and shall be payable in monthly installments throughout the Payout Period. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

2.2 Death During Employment. If the Executive dies while employed at the Bank, the Executive's Beneficiary shall be entitled to the Survivor's Benefit. The Survivor's Benefit shall commence on the first day of the month following the Executive's death and shall be payable in monthly installments throughout the Payout Period.

2.3 Termination Other Than for Cause. If the Executive voluntarily or involuntarily terminates employment at the Bank before reaching his Benefit Age, for any reason other than for (i) Cause (which is covered in Subsection 2.5) or (ii) related to a Change in Control (which is covered in Subsection 2.4), the Executive (or his Beneficiary) shall be entitled to a stream of monthly installments based on the Executive's Accrued Benefit. (a) If, after such termination, the Executive dies prior to attaining his Benefit Age, the stream of monthly installments payable to the Beneficiary shall commence within thirty (30) days of the Executive's death. The Accrued Benefit, measured as of the date of termination, shall be increased monthly (using the Interest Factor) from the date of termination until the Executive's death. The Accrued Benefit, measured as of the date of the Executive's death, shall be annuitized into monthly installments using the Interest Factor and shall be payable for the Payout Period. (b) If, after such termination, the Executive lives until attaining his Benefit Age, the stream of monthly installments payable to the Executive shall commence on the Executive's Benefit Eligibility Date. The Accrued Benefit, measured as of the date of termination, shall be increased monthly (using the Interest Factor) from the date of termination until the Executive's Benefit Age. The Accrued Benefit measured as of the Executive's Benefit Age shall be annuitized into monthly installments using the Interest Factor and shall be payable for the Payout Period. In the event the Executive dies prior to completion of all such monthly installments, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

2.4     Termination of Service Related to a Change in Control.

         (a) If the Executive's termination of service (as defined in this Subsection) is related to a Change in Control, the Executive shall be entitled to receive his Excess Benefit upon attainment of his Benefit Age, payment of which shall commence on his Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the Payout Period.

         (b) For purposes of this Subsection, "termination of service" shall include the following:

                           If, at any time following said Change in Control, (i) the employment of the Executive is involuntarily terminated by the Bank, or (ii) voluntarily terminated by the Executive after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty
                           (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control.

         (c) Should the Executive die after being terminated following a Change in Control, but prior to commencement of the Excess Benefit, his Beneficiary shall be entitled to receive the Survivor's Benefit, payment of which shall commence within thirty (30) days following the Executive's death.

2.5 Termination for Cause. If the Executive is terminated for Cause, all benefits under this Agreement shall be forfeited and this Agreement shall become null and void.

2.6 Disability Benefit. If the Executive's service is terminated prior to Benefit Age due to a disability which meets the criteria set forth below, the Executive may request to receive the Disability Benefit in lieu of the retirement benefit described in Section 2.1 (which is not available prior to the Executive's Benefit Eligibility Date).

         Notwithstanding any other provision hereof, if requested by the Executive and approved by the Board of Directors, the Executive shall receive the Disability Benefit hereunder, in any case in which it is determined by a duly licensed physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an Executive, because of ill health, accident, disability or general inability due to age. The monthly benefit shall not begin more than thirty (30) days following the above-mentioned disability determination. The amount of the monthly benefit shall be the annuitized value of the Executive's Accrued Benefit measured as of the date of such disability determination. The Accrued Benefit shall be annuitized using the Interest Factor and shall be payable over the Payout Period. In the event the Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, his Beneficiary shall be entitled to receive the Survivor's Benefit for the balance of the Payout Period.

         Furthermore, if (i) Board of Director approval is obtained, and (ii) the total dollar amount of disability payments received by the Executive under the provisions of this Subsection is less than the total dollar amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the Disability Benefit during the Executive's life, the Bank shall pay the Executive's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive's death.

2.7      Non-Competition During and After Employment.
         (a) In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Executive hereby agrees that, so long as he remains employed by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Bank. (b) The Executive expressly agrees that, as consideration for the covenants of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, from and after any voluntary or involuntary termination of service, other than a termination of service pursuant to Subsection 2.4, and continuing throughout the entire Payout Period, as provided herein, he will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which enterprise is, or may be deemed to be, competitive with any business carried on by the Bank as of the date of the termination of the Executive's employment or his retirement.

         (c) In the event of a termination of the Executive's service related to a Change in Control pursuant to Subsection 2.4, paragraph (b) of this Subsection shall cease to be a condition to the performance by the Bank of its obligations under this Agreement.

2.8 Breach. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and his Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

                                   SECTION III
                             BENEFICIARY DESIGNATION

         The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator in substantially the form attached as Exhibit to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                   SECTION IV
                           EXECUTIVE'S RIGHT TO ASSETS

         The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                    SECTION V
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VI
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

                                   SECTION VII
                                 ACT PROVISIONS

7.1 Named Fiduciary and Administrator. The Bank shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

7.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Bank and its Board of Directors shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing, within ninety (90) days of receipt of such claim, their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Bank and its Board of Directors shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty
         (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board of Arbitration shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board of Arbitration shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board of Arbitration with respect to any controversy properly submitted to it for determination.

                                  SECTION VIII
                                  MISCELLANEOUS

8.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this
         Agreement:

         (1) The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for

                  Cause shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in Section 2.5, the Executive shall forfeit his right to all benefits provided for in the Agreement in the event he is terminated for Cause. He shall have no right to receive additional compensation or other benefits for any period after termination for Cause.

         (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of service  unless  stayed  by  appropriate  proceedings.  If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (3) If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order.

         (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

         (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

                  (i) by the Director [of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation] or his designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                  (ii) by the Director [of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation] or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

         Any rights of the parties that have already vested, (i.e., the Executive's Accrued Benefit), however, shall not be affected by such action.

8.2 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

8.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

8.4 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

8.5 Unclaimed Benefit. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Executive is not made known to the Bank within three
         (3) years after the date on which any payment of the Excess Benefit may first be made, payment may be made as though the Executive had died at the end of the three (3) year period. If, within one (1) additional year after such three (3) year period has elapsed, or, within three (3) years after the actual death of the Executive, whichever comes first, the Bank is unable to locate any Beneficiary of the Executive, the Bank may fully discharge its obligation by payment to the Estate.

8.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

8.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

8.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or nonqualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

8.9 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

8.10 Tax Withholding. The Bank may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation then in effect.

8.11 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                   SECTION IX
                              AMENDMENT/REVOCATION

         This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Executive and the Bank, and such mutual written consent shall be required even if the Executive is no longer employed by the Bank.

                                    SECTION X
                                    EXECUTION

10.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

10.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.


[Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed on this 28th day of February, 1996

                                FIRST FEDERAL SAVINGS BANK OF MARION

                                By:      /s/ Larry G. Phillips
                                         Larry G. Phillips

                                         Vice President & Secretary-Treasuer
                          Title

                            EXCESS BENEFIT AGREEMENT
                             BENEFICIARY DESIGNATION

         The Executive, under the terms of the Excess Benefit Agreement executed by the Bank, of Marion, Indiana, dated February 28th,1996, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:                       Nancy H. Dalton
SECONDARY BENEFICIARY:                     Daphne D. Hess & Sidney D. Collier


         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

         Such Beneficiary Designation is revocable.

DATE:        February 28, 1996



/s/ Chris Bradford                                    /s/ John Dalton
(WITNESS)                                            (EXECUTIVE)



/s/ Sondra Rabb
(WITNESS)